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Exhibit 99.1

FORM OF LETTER OF TRANSMITTAL:

iBASIS, INC.

Offer To Exchange
6 3/4% Convertible Subordinated Notes due 2009 (CUSIP No. 450732AC6)
For All Of Its Outstanding
5 3/4% Convertible Subordinated Notes due 2005 (CUSIP No. 450732AA0)
Pursuant To The Exchange Offer
Described in the Prospectus Dated May 14, 2004

          THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 14, 2004 UNLESS IT IS EXTENDED. TENDERS OF EXISTING NOTES MAY BE WITHDRAWN UNTIL THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

THE BANK OF NEW YORK

By Registered or Certified Mail or By Overnight Delivery or Hand:

The Bank of New York
Reorganization Unit
Attn: Duong Nguyen
101 Barclay Street, 7E
New York, New York 10286

To Confirm by Telephone: (212) 815-3687	For Information: (212) 815-3687	Facsimile Transmissions: (For Eligible Institutions Only) (212) 298-1915

DELIVERY OF THIS LETTER OF TRANSMITTAL (THE "LETTER OF TRANSMITTAL") TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS LETTER OF TRANSMITTAL VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. IN ORDER TO TENDER YOUR EXISTING NOTES IN THE EXCHANGE OFFER, YOU MUST DELIVER THIS LETTER OF TRANSMITTAL AND YOUR EXISTING NOTES (OR A NOTICE OF GUARANTEED DELIVERY) TO THE EXCHANGE AGENT SO THAT THEY ARE BOTH RECEIVED PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

IF YOU HAVE QUESTIONS REGARDING COMPLETING THIS LETTER OF TRANSMITTAL, YOU MAY CONTACT THE INFORMATION AGENT:

D. F. King & Co., Inc.
48 Wall Street
22nd Floor
New York, NY 10005
(212) 269-5550
or
 Toll-Free (800) 859-8508

        The Exchange Offer is made upon the terms and subject to the conditions set forth in the prospectus dated May 14, 2004 (as amended or supplemented from time to time, the "Prospectus"), receipt of which is hereby acknowledged, and in this Letter of Transmittal. We refer to the Prospectus and this Letter of Transmittal together as the "Exchange Offer." Capitalized terms used but not defined in this Letter of Transmittal have the meanings given to them in the Prospectus.

        The Exchange Offer is subject to various conditions, including that at least 90% of the principal amount of the Existing Notes be validly tendered and not withdrawn by the expiration of the Exchange Offer.

        In order to tender Existing Notes in the Exchange Offer, you must both

  (1)
  (A) tender your Existing Notes by book-entry transfer to an account maintained by the Exchange Agent at The Depository Trust Company ("DTC") so that the Existing Notes are received by the Exchange Agent prior to the expiration of the Exchange Offer in accordance with the procedures described under "Description of the Exchange Offer—Book-Entry Transfer" in the Prospectus and the instructions in this Letter of Transmittal; or

  (B) deliver a properly completed Notice of Guaranteed Delivery to the Exchange Agent by mail or facsimile so that it is received by the Exchange Agent at the address set forth on the cover of this Letter of Transmittal prior to the expiration of the Exchange Offer and otherwise tender your Existing Notes in accordance with the guaranteed delivery procedures described under "Description of the Exchange Offer—Guaranteed Delivery Procedures" in the Prospectus and the instructions in this Letter of Transmittal; AND

  (2)
  submit a properly completed Letter of Transmittal to the Exchange Agent by mail or facsimile so that it is received by the Exchange Agent at the address set forth on the cover of this Letter of Transmittal prior to the expiration of the Exchange Offer. You need not submit this Letter of Transmittal if, in accordance with DTC's Automatic Tender Offer Program ("ATOP"), DTC will send an agent's message ("Agent's Message") stating that DTC has received an express acknowledgement from you that you will be bound by the terms and conditions hereof as if you had completed, executed and delivered this Letter of Transmittal.

See Instruction No. 1 to this Letter of Transmittal. Delivery of this Letter of Transmittal or other documents to DTC in accordance with its procedures does not constitute delivery to the Exchange Agent.

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
ALL TENDERING HOLDERS MUST COMPLETE THIS BOX:

NAME(S) OF DTC PARTICIPANT(S) AND DTC ACCOUNT NUMBER(S) IN WHICH EXISTING NOTES ARE HELD:
TOTAL PRINCIPAL AMOUNT OF EXISTING NOTES TENDERED:

EXISTING NOTES MAY BE TENDERED IN DENOMINATIONS OF $1,000 AND MULTIPLES THEREOF.

IF YOU FAIL TO SPECIFY, ALL EXISTING NOTES HELD SHALL BE DEEMED TENDERED AND SHALL BE TENDERED FOR NEW NOTES.

METHOD OF DELIVERY OF EXISTING NOTES

☐	CHECK HERE IF TENDERED EXISTING NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:
Name of Tendering Institution: _______________________
DTC Account Number: _______________________
Transaction Code Number: _______________________
☐
CHECK HERE AND ENCLOSE A PHOTOCOPY OF THE NOTICE OF GUARANTEED DELIVERY IF TENDERED EXISTING NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

Name of Registered Holder(s): _______________________
Window Ticket Number (if any): _______________________
Date of Execution of Notice of Guaranteed Delivery: _______________________
Name of Institution which Guaranteed: _______________________
Name of Tendering Institution: _______________________
DTC Account Number: _______________________
Transaction Code Number: _______________________

SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

        Pursuant to the Exchange Offer by iBasis, Inc., a Delaware corporation (the "Company"), and on the terms and subject to the conditions set forth in the prospectus, dated May 14, 2004 (as the same may be amended or supplemented from time to time, the "Prospectus"), receipt of which is hereby acknowledged, and this Letter of Transmittal (the "Letter of Transmittal"), which together constitute the Company's offer to exchange (the "Exchange Offer"), the Company hereby proposes to exchange $1,000 principal amount of its 6 3/4% Convertible Subordinated Notes due 2009 (the "New Notes") for each $1,000 principal amount of the Company's outstanding 5 3/4% Senior Convertible Notes due 2005 (the "Existing Notes").

        Subject to and effective upon the acceptance for exchange of all or any portion of the Existing Notes tendered herewith in accordance with the terms and conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to such Existing Notes as are being tendered herewith. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as its agent and attorney-in-fact (with full knowledge that the Exchange Agent is also acting as agent of the Company in connection with the Exchange Offer) with respect to the tendered Existing Notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), subject only to the right of withdrawal described in the Prospectus, to deliver Existing Notes to the Company together with all accompanying evidences of transfer and authenticity to, or upon the order of, the Company, upon receipt by the Exchange Agent, as the undersigned's agent, of New Notes to be issued in exchange for such Existing Notes, present such Existing Notes for transfer, and transfer such Existing Notes on the books of the Company, and receive for the account of the Company all benefits and otherwise exercise all rights of beneficial ownership of such Existing Notes, all in accordance with the terms and conditions of the Exchange Offer.

        The undersigned hereby represents and warrants that (1) the undersigned agrees to all of the terms of the Exchange Offer, (2) the undersigned is the holder of the Existing Notes tendered for exchange hereby, (3) the undersigned has full power and authority to tender, exchange, sell, assign and transfer the Existing Notes tendered hereby and (4) when the Existing Notes are accepted for exchange, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that the Existing Notes tendered hereby are not subject to any adverse claims or proxies. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, assignment and transfer of the Existing Notes tendered hereby.

        For purposes of the Exchange Offer, the Company will be deemed to have accepted for exchange, and to have exchanged, validly tendered Existing Notes when the Company gives oral or written notice thereof to the Exchange Agent. Holders may withdraw their tendered Existing Notes at any time until the Expiration Date (as defined in the Prospectus). Holders who have tendered their Existing Notes may not withdraw their notes after the Expiration Date. Unless otherwise indicated herein in the box entitled "Special Issuance Instructions" below, the undersigned hereby directs that the New Notes be credited to the account indicated above maintained at DTC. Any Existing Notes not exchanged or not accepted for exchange will be credited promptly following the expiration or termination of the Exchange Offer to the account indicated above maintained at DTC.

        The undersigned understands that tenders of Existing Notes pursuant to any one of the procedures described in "Description of the Exchange Offer—Procedures for Tendering" in the Prospectus and in the instructions hereto will, upon the Company's acceptance for exchange of such tendered Existing Notes, constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer. In all cases in which a participant elects to accept the Exchange Offer by transmitting an express acknowledgement in accordance with ATOP procedures, such participant shall be bound by all of the terms and conditions of this Letter of Transmittal. The undersigned recognizes that, under certain circumstances set forth in the Prospectus, including that at least 90% of outstanding Existing Notes are properly tendered for exchange and not withdrawn by the expiration of the Exchange Offer, the Company may not be required to accept for exchange any of the Existing Notes tendered hereby.

        By tendering Existing Notes pursuant to the Exchange Offer and executing, or otherwise becoming bound by, this Letter of Transmittal, a holder of Existing Notes which is a broker-dealer represents and agrees, consistent with certain interpretive letters issued to third parties by the staff of the Division of Corporation Finance of the Securities and Exchange Commission, that (a) such Existing Notes held by the broker-dealer are held only as a nominee or (b) such Existing Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities and it will deliver a prospectus (as amended or supplemented from time to time) meeting the requirements of the Securities Act of 1933, as amended, in connection with any resale of such New Notes (provided that, by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of such Securities Act).

        All authority herein conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives successors and assigns of the undersigned. Except as stated in the Prospectus, this tender is irrevocable.

HOLDER(S) SIGN HERE

        (See Instructions 2, 5 and 6. Signature(s) Must be Guaranteed if Required by Instruction 2.)

        The signature line below must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing, or by any person(s) authorized to become the registered holder(s) by endorsements and documents transmitted herewith. If signature is by an attorney-in-fact, executor, administrator, trustee, guardian or another acting in a fiduciary or representative capacity, please set forth the signer's full title. See Instruction 5.

SIGN HERE

Date: __________, 2004

Signature:
(Signature(s) of Holder(s))
Name:
(Print name(s) of Holder(s))
Capacity or Title:

Address:

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number(s):

GUARANTEE OF SIGNATURE(S)
(See Instructions 2 and 5.)

Date: __________, 2004

Signature:
(Signature(s) of Holder(s))
Name:
(Print name(s) of Holder(s))
Capacity or Title:

Address:

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number(s):

SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 1, 5 and 6.)

        To be completed ONLY if New Notes are to be issued in the name of someone other than the registered holder of the Existing Notes whose name(s) appear(s) above.

        Issue New Notes to:

Name:

Address:

Taxpayer Identification or Social Security Number:

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 5 and 6.)

        To be completed ONLY if New Notes are to be sent to someone other than the registered holder of the Existing Notes whose name(s) appear(s) above, or to such registered holder(s) at an address other than that shown above.

        Mail New Notes to:

Name:

Address:

Taxpayer Identification or Social Security Number:

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Exchange Offer

1.    DELIVERY OF LETTER OF TRANSMITTAL; GUARANTEED DELIVERY PROCEDURES.

Timely confirmation of a book-entry transfer of such Existing Notes into the Exchange Agent's account at DTC and, unless a tendering holder will become bound by the terms and conditions hereof in accordance with DTC's ATOP procedures, this Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, must be received by the Exchange Agent at one of its addresses set forth herein on or prior to the Expiration Date.

        Holders who wish to tender their Existing Notes who cannot complete the procedures for delivery by book-entry transfer on a timely basis may tender their Existing Notes by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in "Description of the Exchange Offer—Guaranteed Delivery Procedures" in the Prospectus. Pursuant to such procedures:

  •
  such tender must be made by or through an Eligible Institution (as defined below);

  •
  a properly completed and duly executed Letter of Transmittal (or facsimile) thereof and Notice of Guaranteed Delivery, substantially in the form made available by the Company, must be received by the Exchange Agent on or prior to the Expiration Date; and

  •
  book-entry confirmation (as defined in the Prospectus) representing all tendered Existing Notes, in proper form for transfer, must be received by the Exchange Agent within three Nasdaq National Market trading days after the date of execution of such Notice of Guaranteed Delivery.

        The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mail to the Exchange Agent, and must include a guarantee by an Eligible Institution (defined below) in the form set forth in such Notice. For Existing Notes to be properly tendered pursuant to the guaranteed delivery procedure, the Exchange Agent must receive a Notice of Guaranteed Delivery on or prior to the Expiration Date. As used herein and in the Prospectus, "Eligible Institution" means a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE TENDERING HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE COMPANY.

        The Company will not accept any alternative, conditional or contingent tenders. Each tendering holder, by execution of a Letter of Transmittal (or an Agent's Message in lieu thereof), waives any right to receive any notice of the acceptance of such tender.

2.    GUARANTEE OF SIGNATURES.

No signature guarantee on this Letter of Transmittal is required if:

  •
  this Letter of Transmittal is signed by the registered holder (which term, for purposes hereof shall include any participant in DTC whose name appears on a security position listing as the owner of the Existing Notes) of Existing Notes tendered herewith, unless such holder(s) has completed either the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" above; or

  •
  such Existing Notes are tendered for the account of a firm that is an Eligible Institution.

        In all other cases, an Eligible Institution must guarantee the signature(s) on this Letter of Transmittal. See Instruction 5.

3.    INADEQUATE SPACE.

If the space provided in the box captioned "Description of Existing Notes Tendered and Election of New Notes to be Received" is inadequate, the principal amount of Existing Notes and any other required information should be listed on a separate signed schedule which is attached to this Letter of Transmittal.

4.    WITHDRAWAL RIGHTS.

Except as otherwise provided herein, tenders of Existing Notes may be withdrawn at any time on or prior to the Expiration Date. In order for a withdrawal to be effective on or prior to that time, a written notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth above or in the Prospectus on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Existing Notes to be withdrawn and identify the Existing Notes to be withdrawn (including the principal amount of such Existing Notes). Any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Existing Notes and otherwise comply with the procedures of such facility. Existing Notes properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any time on or prior to the Expiration Date by following one of the procedures described in the Prospectus under "Description of the Exchange Offer—Procedures for Tendering."

        All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Existing Notes which have been tendered for exchange but which are not exchanged for any reason will be credited to the account specified herein maintained with DTC from which such Existing Notes were received as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer.

5.    SIGNATURES ON LETTER OF TRANSMITTAL, ASSIGNMENTS AND ENDORSEMENTS.

If this Letter of Transmittal is signed by the registered holder(s) of the Existing Notes tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

        If any of the Existing Notes tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

        If this Letter of Transmittal or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Company, proper evidence satisfactory to the Company of such persons' authority to so act must be submitted.

6.    SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS.

If New Notes are to be issued in the name of a person other than the signer of this Letter of Transmittal, or if New Notes are to be sent to someone other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed. Existing Notes not exchanged will be returned by crediting the account maintained at DTC specified herein. See Instruction 4.

7.    IRREGULARITIES.

The Company will determine, in its sole discretion, all questions as to the form, validity, eligibility (including time of receipt) and acceptance for exchange of any tender of Existing Notes, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Existing Notes not properly tendered or to not accept any particular Existing Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right, in its sole discretion, to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Existing Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Existing Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Existing Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tender of Existing Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Existing Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

8.    QUESTIONS, REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES.

Questions and requests for assistance may be directed to the Information Agent at its address and telephone number set forth below. Additional copies of the Prospectus, the Notice of Guaranteed Delivery and this Letter of Transmittal may be obtained from the Information Agent or from your broker, dealer, commercial bank, trust company or other nominee. The address and telephone number of the Information Agent are as follows:

D. F. King & Co., Inc.
48 Wall Street
22nd Floor
New York, NY 10005
(212) 269-5550
or
 Toll-Free (800) 859-8508

9.    SECURITY TRANSFER TAXES.

Holders who tender their Existing Notes for exchange will not be obligated to pay any transfer taxes in connection therewith except that holders who instruct the Company to register New Notes in the name of, or request that Existing Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the tendering holder will be responsible for the payment of any applicable transfer tax thereon.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF) AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

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METHOD OF DELIVERY OF EXISTING NOTES
HOLDER(S) SIGN HERE
SIGN HERE
GUARANTEE OF SIGNATURE(S) (See Instructions 2 and 5.)
SPECIAL ISSUANCE INSTRUCTIONS (See Instructions 1, 5 and 6.)
SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 5 and 6.)
INSTRUCTIONS Forming Part of the Terms and Conditions of the Exchange Offer